EXHIBIT 4.6


                          EMPLOYEES SAVINGS PLAN
                          As Amended and Restated
                         Effective January 1, 1990

                     (This document is subject to the
                approval of the Internal Revenue Service.)


Plan Number 041


                             TABLE OF CONTENTS


                                                                       Page

ARTICLE I           Definitions . . . . . . . . . . . . . . . .           1

ARTICLE II          Eligibility . . . . . . . . . . . . . . . .          10

ARTICLE III         Contributions . . . . . . . . . . . . . . .          11

ARTICLE IV          Investment of Contribution. . . . . . . . .          21

ARTICLE V           Participant Accounts. . . . . . . . . . . .          23

ARTICLE VI          Retirement. . . . . . . . . . . . . . . . .          30

ARTICLE VII         Death . . . . . . . . . . . . . . . . . . .          31

ARTICLE VIII        Termination of Employment . . . . . . . . .          34

ARTICLE IX          Distribution of Benefits Following Death,
                    Retirement, or Termination of Employment. .          38

ARTICLE X           Withdrawals and Loans . . . . . . . . . . .          42

ARTICLE XI          Administration. . . . . . . . . . . . . . .          53

ARTICLE XII         Miscellaneous Provisions. . . . . . . . . .          55

ARTICLE XIII        Top-Heavy Plan Provisions . . . . . . . . .          59

                    Appendix


                                 ARTICLE I
                                Definitions

          1.1 "Accrued Benefit" shall mean, with respect to any Participant at any time, the then value of his Participant Account.
          1.2 "Additional Compensation" shall mean an Employee's additional compensation, if any, for purposes of the Plan as set forth in the Appendix.
          1.3 "After Tax Contribution" shall mean the amounts a Participant elects to contribute to the Plan in accordance with Section 3.1(b) or Section 3.2(b).
          1.4 "After Tax Contribution Portion" shall mean, as of any Valuation Date, the sum of the Participant's After Tax Voluntary Additional Contribution Portion and After Tax Voluntary Payroll Contribution Portion.
          1.5 "After Tax Voluntary Additional Contribution" shall mean the amounts a Participant elects to contribute to the Plan in accordance with Section 3.2(b).
          1.6 "After Tax Voluntary Additional Contribution Portion" shall mean, as of any Valuation Date, the then amount of After Tax Voluntary Additional Contributions in a Participant's Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Sections 5.3 and 5.4.
          1.7 "After Tax Voluntary Payroll Contribution" shall mean the amount a Participant elects to contribute to the Plan in accordance with
Section 3.1(b).
          1.8   "After Tax Voluntary Payroll Contribution Portion"
shall mean, as of any Valuation Date, the then amount of After Tax Voluntary Payroll Contributions in a Participant's Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Sections 5.3 and 5.4.
          1.9 "Associate" shall mean any corporation or organization which, with the consent of the Company's Chief Executive Officer or his delegate, and subject to such terms and conditions as he approves, adopts the Plan for some or all of its employees.
          1.10 "Before Tax Contribution" shall mean the amounts that the Employer defers on a Participant's behalf in accordance with Section 3.1(a) or Section 3.2(a), as well as any amounts the Employer deferred on a Participant's behalf before the date this amended and restated Plan allowing for After Tax Contributions became effective.
          1.11 "Before Tax Contribution Portion" shall mean, as of any Valuation Date, the sum of the Participant's Before Tax Voluntary Additional Contribution Portion and Before Tax Voluntary Payroll Contribution Portion.
          1.12 "Before Tax Voluntary Additional Contribution" shall mean the amounts that the Employer defers on a Participant's behalf in accordance with Section 3.2(a).
          1.13 "Before Tax Voluntary Additional Contribution Portion" shall mean, as of any Valuation Date, the then amount of Before Tax Voluntary Additional Contributions in a Participant's Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Sections 5.3 and 5.4.
          1.14 "Before Tax Voluntary Payroll Contribution" shall mean the amounts the Employer defers on a Participant's behalf in accordance with
Section 3.1(a).
          1.15 "Before Tax Voluntary Payroll Contribution Portion" shall mean, as of any Valuation Date, the then amount of Before Tax Voluntary Payroll Contributions in a Participant's Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Sections
5.3 and 5.4.
          1.16 "Board of Directors" shall mean the Board of Directors of the Company.
          1.17  "Break in Service" shall have the meaning determined under
Section 8.2.
          1.18 "Company" shall mean Reynolds Metals Company, a Delaware corporation.
          1.19 "Company Matching Contribution" shall mean any contribution made to the Plan on behalf of a Participant pursuant to Section 3.5(a).
          1.20 "Company Matching Contribution Portion" shall mean, as of any Valuation Date, the amount of the Company Matching Contributions allocated on behalf of a Participant, adjusted to reflect all credits and debits attributable to such contributions which are made to such Participant's Participant Account pursuant to Sections 5.3 and 5.4.
          1.21 "Company Stock" shall mean Common Stock of Reynolds Metals Company, without par value.
          1.22 "Compensation" shall mean an Employee's compensation for purposes of the Plan as set forth in the Appendix; provided, however, that an Employee's Compensation for any Plan Year shall not exceed $150,000, adjusted for changes in the cost of living as provided in Section 401(a)(17)(B) of the Internal Revenue Code.
          1.23 "Controlled Group of Corporations" shall have the meaning determined in accordance with Section 1563(a) of the Internal Revenue Code.
          1.24 "Effective Date" shall mean January 1, 1990 with regard to this Plan.
          1.25 "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan in accordance with Section 2.1.
          1.26 "Employee" shall mean any employee of an Employer who is included in the class of employees covered by the Plan on any given date, all as set forth in the Appendix.
          1.27 "Employers" shall mean the Company and the Associates, and the term "Employer" shall mean one of the Employers.
          1.28 "Employment Year" shall mean the twelve (12) consecutive months measured from the date an Employee first performs an Hour of Service and anniversaries of that date.
          1.29 "Hour of Service" shall mean each hour for which an Employee was compensated directly or indirectly by an Employer or during which he was performing duties for an Employer, and Hour of Service shall also include any hour of service for which back pay, regardless of mitigation of damages, is awarded or agreed to by the Employer. Hours will be computed and credited in accordance with 29 CFR Sec. 2530.200b. In addition, Hours of Service shall include any hours the Employee was on an Employer-approved leave of absence for military duty. An Employer-approved leave of absence for military duty shall be deemed to be granted for any absence from active work by reason of an Employee's entry subsequent to
May 1, 1940 into service as a member of the Armed Forces of the United States, provided that such absence does not exceed the period of time during which such Employee's rights are protected by law relating to military service and provided that the Employee makes application for reemployment and is reemployed within the period prescribed by such law.
          1.30 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a specific section of ERISA shall include that section and any comparable section or sections of future legislation amending, modifying, supplementing, or superseding the referenced section.
          1.31 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific section of the Internal Revenue Code shall include that section and any comparable section or sections of future legislation amending, modifying, supplementing, or superseding the referenced section.
          1.32 "Investment Fund" shall mean the Balanced Investment Fund, the Diversified Equities Fund, the Interest Income Fund, or the Reynolds Stock Fund, all as described in Section 1.40.
          1.33 "Investment Manager" shall mean a person or entity appointed by the Company's Chief Executive Officer or his delegate to manage all or any designated portion of the assets of the Trust Fund.
          1.34 "Month of Service" shall mean a calendar month in which an Employee is credited with at least one (1) Hour of Service.
          1.35 "Participant" shall mean an Eligible Employee who elects to make Voluntary Contributions, or an Employee or former Employee for whom a Participant Account is maintained, irrespective of whether contributions are being made for such individual at any given time.
          1.36 "Participant Account" shall mean, as of any Valuation Date, the sum of the Participant's After Tax Voluntary Additional Contribution Portion, After Tax Voluntary Payroll Contribution Portion, Before Tax Voluntary Additional Contribution Portion, Before Tax Voluntary Payroll Contribution Portion, and Company Matching Contribution Portion.
          1.37 "Plan" shall mean the Employees Savings Plan as herein set forth and as amended from time to time.
          1.38 "Plan Year" shall mean the twelve (12) consecutive month period beginning with January 1 and ending with December 31.
          1.39 "Trust Agreement" shall mean any agreement entered into between the Company and any Trustee to carry out the purposes of this Plan.
          1.40 "Trust Fund" shall mean the amounts held by the Trustee in accordance with the terms of this Plan and shall consist of the following Investment Funds:
                (a) Balanced Investment Fund, which shall consist of (1) one or more mutual funds, (2) one or more pooled or collective investment funds, (3) one or more index funds, or (4) a combination of any of the above, as the Company or a duly appointed Investment Manager may direct from time to time, so that the fund or funds holding assets of the Balanced Investment Fund at any time will in the aggregate have the objective of being at least 50 percent invested primarily in equity securities and the remainder primarily in fixed income securities.
                (b) Diversified Equities Fund, which shall consist of (1) one or more mutual funds which invest primarily in a diversified portfolio of common stocks, (2) one or more pooled or collective investment funds which invest primarily in a diversified portfolio of common stocks, (3) one or more equity index funds, or (4) a combination of the above, as the Company or a duly appointed Investment Manager may direct from time to time.
                (c) Interest Income Fund, which shall consist of a contract or contracts with (1) one or more insurance companies,
          (2) one or more banks or other financial institutions, or (3) a combination of any of the above, which contract or contracts have the effect in each instance of promising that amounts withdrawn from the Interest Income Fund for any purpose permitted under the Plan will be made at book value except in such limited circumstances as may be set forth in the contract.
                (d) Reynolds Stock Fund, which shall consist of Company Stock; appropriate adjustments will be made in the event of a
          stock split, stock dividend and similar changes.   Amounts
          allocated to any of these Investment Funds may be temporarily invested in cash equivalents by the Trustee to the extent necessary to facilitate the investment or reinvestment of Plan assets and the distribution of account balances to Participants as provided under the Plan.
          1.41 "Trustee" shall mean any bank or trust company selected by the Company's Chief Executive Officer or his delegate to serve as Trustee pursuant to the provisions of the Trust Agreement.
          1.42 "Valuation Date" shall mean for each calendar month the last day of that month.
          1.43 "Voluntary Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant pursuant to Section 3.1 or 3.2.
          1.44 "Voluntary Contribution Portion" shall mean, as of any Valuation Date, the amount of a Participant's Voluntary Payroll Contribution Portion and Voluntary Additional Contribution Portion.
          1.45 "Voluntary Additional Contribution" shall mean that portion of a Participant's Additional Compensation that is contributed to the Plan by or on behalf of the Participant in accordance with Section 3.2.
          1.46 "Voluntary Additional Contribution Portion" shall mean, as of any Valuation Date, the amount of Voluntary Additional Contributions in a Participant's Participant Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Section 5.3 and 5.4.
          1.47 "Voluntary Payroll Contribution" shall mean that portion of a Participant's Compensation that is contributed to the Plan by or on behalf of the Participant in accordance with Section 3.1.
          1.48 "Voluntary Payroll Contribution Portion" shall mean, as of any Valuation Date, the amount of Voluntary Payroll Contributions in a Participant's Participant Account, adjusted to reflect all credits and debits attributable to such contributions pursuant to Sections 5.3 and 5.4.
          1.49 "Year of Service" shall mean an Employment Year during which an Employee is credited with at least six (6) Months of Service. A former Participant who is reemployed as an Employee shall receive credit for all purposes of this Plan for his Years of Service, if any, prior to his reemployment.

                                ARTICLE II
                                Eligibility

          2.1 Eligibility Requirements. Any Employee shall be eligible to become a Participant in the Plan on the later of (a) the date on which he completes his probationary period or (b) the date on which the class of employees of which he is a part first becomes eligible to be covered by this Plan. For each such class of employees, the Appendix sets forth the length of the probationary period applicable from time to time and the date on which that class of employees first became eligible to be covered by this Plan. Notwithstanding the foregoing, an Employee who is otherwise eligible to participate shall not be eligible to make contributions for any periods during which his active participation is required to be suspended as a result of a hardship withdrawal under this Plan or any other plan maintained by the Company or a member of the Controlled Group of Corporations.
          2.2 Entry Into Plan. An Employee who has satisfied the eligibility requirements specified in Section 2.1 may become a Participant by making application in accordance with procedures established by the Company. Such an Employee's participation shall then become effective on the first day of the first full payroll period of the month following the month in which the application is processed.


                                ARTICLE III
                               Contributions

          3.1 Voluntary Payroll Contributions. (a) A Participant may direct the Employer to make a contribution to the Plan on his behalf of not less than two percent (2%) nor more than twelve percent (12%) of his Compensation, in multiples of one percent (1%), for each payroll period; provided, however, that in no event shall contributions made on behalf of a Participant pursuant to this Section 3.1(a), when added to the After Tax Contributions such Participant elects to make pursuant to Section 3.1(b), equal less than two percent (2%) nor more than twelve percent (12%) of the Participant's Compensation. Contributions pursuant to this Section 3.1(a) shall be called "Before Tax Contributions" and shall be made from the Participant's Compensation prior to deductions for any federal, state, and local income taxes, except in states or localities where contributions to plans qualified under Section 401(k) of the Internal Revenue Code are subject to income tax withholding. Contributions pursuant to this Section 3.1(a) are subject to the limitations of Section 3.1(d).
                (b) A Participant may elect to make an After Tax Contribution to the Plan of not less than two percent (2%) nor more than twelve percent (12%) of his Compensation, in multiples of one percent (1%), for each payroll period; provided, however, that in no event shall a Participant's After Tax Contributions pursuant to this Section 3.1(b), when added to the Before Tax Contributions made on his behalf pursuant to
Section 3.1(a), equal less than two percent (2%) nor more than twelve percent (12%) of the Participant's Compensation. After Tax Contributions shall be made from the Participant's Compensation after deductions for any federal, state, and local income taxes.
                (c) All Participant Before Tax and After Tax Contributions made to the Plan pursuant to this Section 3.1 shall be in the form of Employee-authorized payroll deductions, and shall be rounded to the nearest whole dollar.
                (d) Before Tax Contributions made on behalf of a Participant pursuant to Section 3.1(a) may in no event exceed (1) Nine Thousand Two Hundred Forty Dollars ($9,240) in the Plan Year beginning January 1, 1994, and (2) such adjusted amount in each subsequent Plan Year as may be established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Internal Revenue Code. Contributions in excess of this limit in any Plan Year shall be treated as After Tax Contributions for all purposes under this Plan.
          3.2 Voluntary Additional Contributions. (a) A Participant who is entitled to receive Additional Compensation may direct the Employer to make a contribution to the Plan on his behalf of not less than ten percent (10%) nor more than eighty percent (80%) of such Additional Compensation, in multiples of ten percent (10%); provided, however, that in no event shall the contribution made on behalf of a Participant pursuant to this
Section 3.2(a), when added to the After Tax Contribution such Participant elects to make pursuant to Section 3.2(b), be less than ten percent (10%) nor more than eighty percent (80%) of such Additional Compensation (or, if less, the amount of the Additional Compensation that remains after reduction for all applicable withholding taxes). Contributions pursuant to this Section 3.2(a) shall be treated and accounted for as Before Tax Contributions under the Plan as described in Section 3.1(a) and except to the extent specifically provided otherwise in this Section 3.2 shall be subject to all the same conditions and limitations that apply to Before Tax Contributions made in accordance with Section 3.1(a).
                (b) A Participant who is entitled to receive Additional Compensation may elect to make a contribution to the Plan of not less than ten percent (10%) nor more than eighty percent (80%) of such Additional Compensation, in multiples of ten percent (10%); provided, however, that in no event shall a Participant's After Tax Contribution pursuant to this
Section 3.2(b), when added to the Before Tax Contribution made on his behalf pursuant to Section 3.2(a), be less than ten percent (10%) nor more than eighty percent (80%) of such Additional Compensation for the year (or, if less, the amount of the Additional Compensation that remains after reduction for all applicable withholding taxes). Contributions pursuant to this Section 3.2(b) shall be treated and accounted for as After Tax Contributions under the Plan as described in Section 3.1(b) and except to the extent specifically provided otherwise in this Section 3.2 shall be subject to all the same conditions and limitations that apply to After Tax Contributions made in accordance with Section 3.1(b).
                (c) Regardless of whether the Employee is currently making contributions to the Plan, elections in accordance with this Section 3.2 may be made by any Employee who meets the eligibility requirements of
Section 2.1 and whose active participation is not required to be suspended as a result of a hardship withdrawal under this Plan or any other qualified plan maintained by the Company or a member of the Controlled Group of Corporations.
                (d) Elections with respect to Additional Compensation must be made no later than the end of the period to which the Additional Compensation relates. All elections under this Section 3.2 must be made during the specified election period each year in accordance with procedures established by the Company. Elections not made in a timely fashion are void. All contributions shall be rounded to the nearest whole dollar.
          3.3 Change in the Amount of Voluntary Payroll Contributions. A Participant may, by making application in accordance with procedures established by the Company, change his rate of Before Tax and/or After Tax Contributions being made to the Plan pursuant to Section 3.1. Such change may occur no more frequently than once in any Plan Year. Such change shall become effective on the first day of the first full payroll period of the month following the month in which the application is processed.
          3.4 Suspension of Voluntary Payroll Contributions. (a) By making the appropriate application, a Participant who is actively at work may elect at any time to suspend his Voluntary Payroll Contributions being made to the Plan pursuant to Section 3.1. Such voluntary suspension shall become effective as soon as practicable, but not later than for the first complete payroll period for the month following the month in which the suspension application is processed. A Participant who subsequently wishes to resume his contributions must make written application in accordance with the provisions of Section 3.3; this election shall become effective at the beginning of the following Plan Year. A Participant shall not be permitted to make up suspended contributions.
                (b) Voluntary Payroll Contributions shall be suspended automatically for any payroll period in which the Participant is not in receipt of Compensation. In this case, contributions will automatically resume as soon as the Participant begins receiving Compensation again.
          3.5 Company Matching Contributions. (a) In the case of each Participant who is entitled to a Company Matching Contribution as specified in the Appendix, the Employer shall contribute each payroll period for such Participant an amount equal to fifty percent (50%) of the first six percent (6%) of the Participant's Compensation contributed to the Plan by him or on his behalf pursuant to Section 3.1. Contributions of Additional Compensation in accordance with Section 3.2 shall not be taken into consideration for purposes of computing any Employer Matching Contributions.
                (b) Anything in subsection (a) above to the contrary notwithstanding, all Company Matching Contributions pursuant to this
Section 3.5 shall be subject to the limitations of Sections 3.7, 3.8, and 3.9.
          3.6 Remittance and Allocation of Participant Contributions. Participant Before Tax and After Tax Contributions shall be remitted to the Trustee as soon as practicable after the end of each payroll period, and shall be allocated to the Balanced Investment Fund, the Diversified Equities Fund, the Interest Income Fund, or the Reynolds Stock Fund, as directed by the Participant in accordance with Article IV.
          3.7 Nondiscrimination Requirements for Before Tax Contributions. (a) For any Plan Year, the rate of Before Tax Contributions must satisfy either subsection (1) or (2) set forth below:
                (1) The actual deferral percentage for Eligible Employees who are highly compensated may not exceed one and one-fourth (1-1/4) times the actual deferral percentage for all other Eligible Employees.
                (2) The actual deferral percentage for Eligible Employees who are highly compensated
                     (A) may not exceed two (2) times the actual deferral percentage for all other Eligible Employees, and
                     (B) may not exceed the actual deferral percentage for all other Eligible Employees by more than two (2) percentage points.
                (b) For purposes of Sections 3.7 and 3.8, the term "actual deferral percentage" shall mean, for any Plan Year, the average of the ratios for each Eligible Employee, or the ratio for an individual Eligible Employee, of the amount of Before Tax Contributions, if any, made to the Plan by the Employer on behalf of the Eligible Employee for such Plan Year, in accordance with Sections 3.1(a) and 3.2(a), to the total amount of compensation payable by the Employer to the Eligible Employee for such Plan Year.
                (c) For purposes of Sections 3.7, 3.8, 3.9, and 3.10, the term "highly compensated" shall have the meaning set forth in Section 414(q) of the Internal Revenue Code.
          3.8 Excess Before Tax Contributions. If for any Plan Year it is determined that the nondiscrimination requirements under Section 3.7 are not satisfied, certain Participants who are highly compensated shall have their Before Tax Contributions reduced retroactively as follows:
                (a) The Participant or Participants with the highest individual actual deferral percentage shall have his or their Before Tax Contributions reduced by one-half of one percent (0.5%) of his or their Compensation.
                (b)  If the nondiscrimination requirements set forth in
          Section 3.7 are still not satisfied after the reduction under subsection (a) is made, another reduction shall be made. The Participant or Participants with the highest individual actual deferral percentage after the reduction under subsection (a) is made shall have his or their Before Tax Contributions reduced by one-half of one percent (0.5%) of his or their Compensation.
          This process shall continue until the nondiscrimination requirements under Section 3.7 are satisfied.
                A Participant who has had his Before Tax Contributions reduced in accordance with this Section 3.8 shall have the amount of such reduction paid to him in cash as soon as practicable, subject to applicable payroll taxes.
          3.9 Nondiscrimination Requirements for After Tax Contributions and Company Contributions. (a) For any Plan Year, the rate of After Tax Contributions and of Company contributions must satisfy either subsection
(1) or (2) set forth below:
                (1) The additional contribution percentage for Eligible Employees who are highly compensated may not exceed one and one-fourth (1-1/4) times the additional contribution percentage for all other Eligible Employees.
                (2) The additional contribution percentage for Eligible Employees who are highly compensated
                     (A) may not exceed two (2) times the additional contribution percentage for all other Eligible Employees, and
                     (B) may not exceed the additional contribution percentage for all other Eligible Employees by more than two (2) percentage points.
                (b) For purposes of Sections 3.9 and 3.10, the term "additional contribution percentage" shall mean, for any Plan Year, the average of the ratios for each Eligible Employee, or the ratio for an individual Eligible Employee, of the sum of (1) the amount of After Tax Contributions, if any, made to the Plan by each Eligible Employee for such Plan Year, in accordance with Sections 3.1(b) and 3.2(b), plus (2) the Company contributions made on behalf of each Eligible Employee for such Plan Year, to the total amount of compensation payable by the Employer to the Eligible Employee for such Plan Year.
                (c) For purposes of this Section 3.9, the term "Company contributions" means (1) any Company Matching Contribution made to the Plan on behalf of an Eligible Employee, plus (2) if the Company so elects, any Before Tax Contribution made to the Plan by the Employer on behalf of an Eligible Employee, in accordance with Sections 3.1(a) and 3.2(a).
          3.10 Excess After Tax Contributions. If for any Plan Year it is determined that the nondiscrimination requirements under Section 3.9 are not satisfied, certain Participants who are highly compensated shall have their After Tax Contributions reduced retroactively as follows:
                (a) The Participant or Participants with the highest individual additional contribution percentage shall have his or their After Tax Contributions reduced by one-half of one percent (0.5%) of his or their Compensation.
                (b)   If the nondiscrimination requirements set forth in
          Section 3.9 are still not satisfied after the reduction under subsection (a) is made, another reduction shall be made. The Participant or Participants with the highest individual additional contribution percentage after the reduction under subsection (a) is made shall have his or their After Tax Contributions reduced by one-half of one percent (0.5%) of his or their Compensation. This process shall continue until the nondiscrimination requirements under Section 3.9 are satisfied.
                A Participant who has had his After Tax Contributions reduced in accordance with this Section 3.10 shall have the amount of such reduction paid to him in cash as soon as practicable, subject to applicable payroll taxes.
          3.11 Annual Additions Limitations. All contributions made to a Participant's account shall be limited by the applicable provisions of
Section 415 of the Internal Revenue Code, the provisions of which are incorporated in this Plan by reference.
                If a Participant in this Plan also participates in a qualified defined benefit plan maintained by the Employer, and if he is affected in any Plan Year by the limitation prescribed in this Section 3.11, then before making any adjustment in the contributions made under this Plan, the benefit payable under the defined benefit plan shall first be reduced to the extent necessary to meet the limitation in that Plan Year.

                                ARTICLE IV
                        Investment of Contributions

          4.1 Investment of Contributions. Each Participant shall direct, at the time he elects to make a contribution under the Plan, that all contributions to his Participant Account, including Company Matching Contributions, if any, be invested in multiples of ten percent (10%) in one or more of the Investment Funds; provided, however, that an Employer may direct that the Reynolds Stock Fund not be made available to such Employer's Employees.
          4.2   Change in Investment Election for Future Contributions.
Any investment election made by a Participant for investment of contributions to his Participant Account shall continue in effect until changed by the Participant. A Participant may, by application made in accordance with procedures established by the Company, elect to change his investment election with regard to future contributions, within the limits of Section 4.1. Such election shall occur no more frequently than once in any calendar month. Such election shall become effective on the first day of the month coincident with or next following the day the application is processed.
          4.3 Change in Investment Election for Past Contributions. A Participant may, by application made in accordance with procedures established by the Company, elect to transfer all or a part of his Participant Account from one Investment Fund to another Investment Fund or Funds. Such transfer shall be effected by the Participant's designating, in increments of ten percent (10%), the percentage of his Participant Account to be invested in the specified Investment Fund or Funds. Such election shall become effective on the last day of the month coincident with or next following the day his application is processed. Such elections shall occur no more frequently than once in any calendar month.
          4.4 Special Election for Participants With Participant Accounts in the Plan on June 30, 1994. The following special procedures shall apply to each Participant with a Participant Account in the Plan as of June 30, 1994.
                (a) Any such Participant may elect on or before June 26, 1994, to transfer part or all of the amounts in his Participant Account as of June 30, 1994, to one or more of the Investment Funds available to such Participant.
                (b) Elections pursuant to this Section 4.4 must be made between June 13 and June 26, 1994, in accordance with procedures established by the Company.
                (c)  If a Participant does not make a timely election under
          Section 4.4(a), then any amounts in his Participant Account as of June 30, 1994, will remain invested in the Interest Income Fund, and any future contributions will be invested in the Interest Income Fund, always subject to the Participant's right subsequently to change investment elections pursuant to the provisions of Sections 4.2 and 4.3.

                                 ARTICLE V
                           Participant Accounts

          5.1 Participant Accounts. Each Participant's Participant Account shall separately account for the value of the Participant's Before Tax Contribution Portion, After Tax Contribution Portion, and Company Matching Contribution Portion.
                The value, determined as of June 30, 1994, of a Participant's Voluntary Additional Contributions and Voluntary Payroll Contributions made prior to July 1, 1994, shall be credited to such Participant's Before Tax Contribution Portion.
          5.2 Valuation of Assets. At each Valuation Date in which the Plan is in operation, the Trustee shall determine the total fair market value of all assets then held by it in each Investment Fund.
          5.3 Credits to Participant Accounts. At the time each Participant's Before Tax Contributions, After Tax Contributions, and Company Matching Contributions made on his behalf are transmitted to the Trustee, they shall be credited to the Balanced Investment Fund, the Diversified Equities Fund, the Interest Income Fund or the Reynolds Stock Fund, in accordance with the Participant's investment elections under
Article IV.
                (a) As of each Valuation Date, each Participant's Participant Account shall be credited with the Participant's share of the investment income and realized and unrealized capital gains of the Balanced Investment Fund, the Diversified Equities Fund and the Interest Income Fund that occurred during the month ending on such Valuation Date. The share of the investment income and realized and unrealized capital gains in each Investment Fund which shall be credited to the Before Tax, After Tax and Company Matching Contribution Portions of each Participant's Participant Account shall be that portion of the total investment income and capital gains of such Investment Fund which bears the same ratio to such total that the balance of each such Participant's Before Tax, After Tax and Company Matching Contribution Portions, as the case may be, attributable to such fund on the preceding Valuation Date, plus one-half of his current month's contributions to that portion of that Investment Fund, if any, bears to the total of the balances of all Participant Accounts attributable to such Investment Fund on the preceding Valuation Date, plus one-half of all the current month's contributions to that fund.
                (b) As of each Valuation Date, each Participant's Participant Account invested in the Reynolds Stock Fund shall also be credited with his allocable number of shares of Company Stock (or fractions thereof) in the Reynolds Stock Fund purchased and paid for by the Trustee during the month ending on such Valuation Date. Each Participant's Participant Account in the Reynolds Stock Fund shall also be credited with his share (1) of all income received from Company Stock, including cash dividends, and (2) all realized capital gain on Company Stock in the Reynolds Stock Fund that occurred during such month. This income (including cash dividends) and realized capital gain on Company Stock shall be credited to the Before Tax, After Tax and Company Matching Contribution Portions of each Participant's Participant Account on the basis of the ratio of the number of shares of Company Stock credited to the applicable portion of his account in the Reynolds Stock Fund as of the last preceding Valuation Date to the total number of shares of Company Stock credited to all Participant Accounts in the Reynolds Stock Fund on that Valuation Date. Each Participant's Before Tax, After Tax and Company Matching Contribution Portions invested in the Reynolds Stock Fund shall also be credited with that portion of the total other investment income of such fund which bears the same ratio to such total that the cash balance of each such Participant's Before Tax, After Tax and Company Matching Contribution Portions attributable to such fund on the preceding Valuation Date, plus one-half of his current month's contributions to that fund held in cash, if any, bears to the total of the cash balances of all Participant Accounts attributable to such fund on the preceding Valuation Date, plus one-half of all the current month's contributions to that fund held in cash. Any references herein to the crediting of shares to a Participant's Participant Account is intended only to describe an accounting method for allocating to each Participant his proportionate part of the Reynolds Stock Fund each month. No specific asset of the Trust Fund is actually allocated to any individual Participant.
          5.4 Debits to Participant Accounts. As of each Valuation Date, each Participant's Participant Account shall be debited with any amount withdrawn by such Participant, and with any amount distributed to such Participant. Amounts so withdrawn or distributed shall be allocated among the Participant's Before Tax, After Tax and Company Matching Contribution Portions in accordance with the provisions of this Plan pursuant to which the withdrawal or distribution is made.
                (a) As of each Valuation Date, each Participant's Participant Account shall also be debited with the Participant's share of any fees and expenses and any realized or unrealized capital losses of the Balanced Investment Fund, the Diversified Equities Fund and the Interest Income Fund that occurred during the month ending on such Valuation Date. The share of the fees and expenses and realized and unrealized capital losses in each Investment Fund which shall be debited to the Before Tax, After Tax and Company Matching Contribution Portions of each Participant's Participant Account shall be that portion of the total fees and expenses and capital losses of such Investment Fund which bears the same ratio to such total that the balance of each such Participant's Before Tax, After Tax and Company Matching Contribution Portions, as the case may be, attributable to such Investment Fund on the preceding Valuation Date, plus one-half of his current month's contributions to that portion of that fund, if any, bears to the total of the balances of all Participant Accounts attributable to such Investment Fund on the preceding Valuation Date, plus one-half of all the current month's contributions to that fund.
                (b) As of each Valuation Date, each Participant's Participant Account invested in the Reynolds Stock Fund shall also be debited with his allocable share of all realized capital losses on Common Stock in the Reynolds Stock Fund that occurred during the month ending on such Valuation Date. These realized capital losses on Company Stock shall be debited to the Before Tax, After Tax and Company Matching Contribution Portions of each Participant's Participant Account on the basis of the ratio of the number of shares of Company Stock credited to the applicable portion of his account in the Reynolds Stock Fund as of the last preceding Valuation Date to the total number of shares of Company Stock credited to all Participant Accounts in the Reynolds Stock Fund on that Valuation Date. Each Participant's Before Tax, After Tax and Company Matching Contribution Portions in the Reynolds Stock Fund shall also be debited with that portion of the total fees and expenses and other realized and unrealized capital losses of such fund which bears the same ratio to such total that the cash balance of each such Participant's Before Tax, After Tax and Company Matching Contribution Portions attributable to such fund on the preceding Valuation Date, plus one-half of his current month's contributions to that fund held in cash, if any, bears to the total of all Participant Accounts attributable to such fund on the preceding Valuation Date, plus one-half of all the current month's contributions to that fund held in cash. Any references herein to the crediting or debiting of shares of Company Stock to a Participant's Participant Account is intended only to describe an accounting method for allocating to each Participant his proportionate part of the Reynolds Stock Fund each month. No specific asset of the Trust Fund is actually allocated to any individual Participant.
          5.5 Statements of Participant Accounts. At least once in each Plan Year, each Participant shall receive a statement of his Accrued Benefit.
          5.6 Participant Rights in Respect of Company Stock. Each Participant shall be entitled to direct the Trustee as to the manner in which any rights are to be exercised with respect to his allocable portion of any Company Stock allocated in the Reynolds Stock Fund. For this purpose, the Company shall see that each Participant is furnished notification of each annual or special meeting of the shareholders of Reynolds Metals Company and of any other occasion for the exercise of any rights by such shareholders. The notification shall include a copy of any proxy, tender offer or other similar solicitation material and any other information which is distributed to Reynolds Metals Company shareholders regarding the exercise of their rights, together with a form requesting instructions to the Trustee as to how the Participant's rights are to be exercised.
          The Trustee shall exercise any right to tender or exchange shares solely in accordance with Participants' directions and shall have no discretion with respect to the exercise of such rights. Participants' directions to the Trustee regarding the exercise of tender or exchange rights shall be kept confidential, except as disclosure may be required by federal or state law.
          The Trustee shall accumulate directions regarding fractional shares and, to the extent possible, shall exercise all rights regarding such accumulated fractional shares.
          The Trustee shall exercise voting rights with respect to any shares not directed by Participants in proportion to the shares as to which he has received such directions.

                                ARTICLE VI
                                Retirement

          6.1 Normal Retirement Date. A Participant's normal retirement Date shall be the first day of the calendar month next following the date on which he attains age sixty-five (65). So long as he meets the applicable requirements of Section 2.1, a Participant who continues as an Employee beyond his normal retirement Date shall continue to be eligible for participation in the Plan.
          6.2 Benefit at Retirement. If a Participant retires or otherwise ceases to be employed by an Employer and any member of the Controlled Group of Corporations on or after his normal retirement date, he shall be entitled to one hundred percent (100%) of the value of his Participant Account, which shall thereupon be distributed in accordance with Article IX.

                                ARTICLE VII
                                   Death

          7.1 Death While Actively Employed. If a Participant dies while actively employed, the beneficiary designated pursuant to Section 7.2 shall be entitled to one hundred percent (100%) of the value of the Participant's Participant Account, which shall thereupon be distributed in accordance with Article IX.
          7.2   Beneficiary.    (a)  Each Participant shall have the right
to designate and, from time to time, change a beneficiary for purposes of this Plan. A designation or change of beneficiary must be in writing on forms supplied by the Company and must be signed by or on behalf of the Participant. No change of beneficiary shall become effective until such change of beneficiary is filed with the Company, whether or not the Participant is alive at the time of such filing; provided, however, that no such change shall be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Company. The interest of any beneficiary who dies before the Participant shall terminate unless otherwise provided. If a beneficiary is not validly designated, is not living, or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the estate of the Participant, which shall then be considered the beneficiary for purposes of the Plan.
                (b) Notwithstanding the foregoing, if a Participant who dies while actively employed (or after termination but before receiving distribution of the full value of his Participant Account) is legally married at the time of his death, his beneficiary for purposes of Section
7.1 (or Section 9.3, as the case may be) shall be his surviving spouse unless:
                (1)  the Participant has designated another
          beneficiary pursuant to the procedure set out in
          Section 7.2(a), and
                (2)  the Participant's surviving spouse has
          consented in writing to the beneficiary designation, and the consent acknowledges the effect of the designation and is witnessed either by a Plan representative or by a notary public.
                (c)  The following special rules shall apply to this
Section 7.2:
                (1)  Any consent by a spouse pursuant to Section
          7.2(b)(2) shall be effective only with respect to such spouse.
                (2)  Whenever a Participant becomes legally
          married, any previously made beneficiary designation is automatically revoked unless and until the new spouse consents to the designation pursuant to Section
          7.2(b)(2).
                (3)  The spousal consent required by Section
          7.2(b)(2) is not necessary if it is established to the satisfaction of a Plan representative that the consent cannot be obtained (i) because the spouse cannot be located, or (ii) because of such other circumstances as may be prescribed by applicable government regulations.
                (4)  Anything herein to the contrary
          notwithstanding, in the case of any distribution to which a qualified domestic relations order (as that term is defined in Section 414(p) of the Internal
          Revenue Code) is determined to apply, the designation of a beneficiary hereunder shall be allowed to comply with the applicable terms of such qualified domestic relations order.

                               ARTICLE VIII
                         Termination of Employment

          8.1   Termination of Employment.  (a)  Except as provided in
Section 8.3, if a Participant's employment with an Employer terminates for any reason other than retirement on or after his normal retirement date (as defined in Section 6.1), death, or disability (as determined under Section 8.4) before he either completes three (3) Years of Service or attains his normal retirement age of sixty-five (65), he shall be entitled to the value of his Voluntary Contribution Portion determined as of the Valuation Date coincident with or next following the date of his termination. The value of his Voluntary Contribution Portion shall be paid to him in accordance with Article IX. Except as provided in Section 8.2, he shall not be entitled to the value of his Company Matching Contribution Portion, and such Company Matching Contribution Portion shall be forfeited as of the date of his termination of employment.
                (b) Except as provided in Section 8.3, if a Participant's employment with an Employer terminates for any reason after attaining his normal retirement age of sixty-five (65) or after completing three (3) Years of Service, he shall be entitled to the full value of his Participant Account determined as of the Valuation Date coincident with or next following the date of his termination. Such Participant Account shall be payable in accordance with Article IX.
          8.2 Reemployment and Breaks in Service. (a) If a Participant who had fewer than three (3) Years of Service at the time he terminated employment is reemployed by an Employer or a member of the Controlled Group of Corporations prior to incurring a Break in Service, the Company shall restore, by means of an additional Company contribution, the amount that such Participant forfeited when he terminated his employment, and, if upon being reemployed he again becomes an Employee, he shall again be eligible to participate in the Plan on the date of his reemployment.
                (b) If a Participant who had fewer than three (3) Years of Service is reemployed by an Employer or a member of the Controlled Group of Corporations after he has incurred a Break in Service, he shall not be entitled to be restored in the amount that he forfeited, but, if upon being reemployed he again becomes an Employee, he shall again be eligible to participate in the Plan on the date of his reemployment.
                (c) For purposes of this Section 8.2, a Participant shall be charged with a Break in Service when he has five (5) consecutive Employment Years during each of which he is credited with fewer than three
(3) Months of Service.
                (d) Notwithstanding the foregoing, if the Participant is absent from work:
                (1)  by reason of the pregnancy of the Participant,
                (2) by reason of the birth of the child of the Participant,
                (3) by reason of the placement of a child with the Participant in connection with the Participant's adoption of the child, or
                (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, then for purposes of this Section 8.2, the Participant shall be charged with a Break in Service when the Participant has six (6) consecutive Employment Years during each of which the Participant is credited with fewer than three (3) Months of Service.
          8.3 Transfers. If a Participant ceases to be an Employee, but continues to be employed by an Employer or a member of the Controlled Group of Corporations, his Voluntary Payroll Contributions shall cease and any Company Matching Contributions being made on his behalf shall cease, but such Participant shall continue to have the right to make withdrawals as provided in Article X. If such Participant subsequently ceases to be employed by an Employer or a member of the Controlled Group of Corporations by reason of retirement, death, or otherwise, he shall be entitled to a distribution of his Participant Account payable in accordance with the provisions of Articles VI, VII, VIII and/or IX, as applicable. If a Participant who ceases to be an Employee subsequently becomes an Employee again without terminating his employment, he will be eligible to resume participation immediately in accordance with Section 2.2.
          8.4 Disability. If a Participant is terminated on account of permanent and total disability, whether or not he shall have completed three (3) Years of Service, and if such disability continues for six (6) months, he shall be entitled to the full value of his Participant Account determined as of the Valuation Date coincident with or next following the expiration of such six-month period. Such Participant Account shall be payable in accordance with Article IX. A Participant shall be considered to be totally and permanently disabled if, and only if, he qualifies for and is in receipt of disability benefits under the federal Social Security Act.

                                ARTICLE IX
                 Distribution of Benefits Following Death,
                 Retirement, or Termination of Employment

          9.1 Form of Payment. Any distribution of a Participant's Before Tax Contribution Portion, After Tax Contribution Portion and/or Company Matching Contribution Portion made coincident with or following his death, normal retirement, early retirement on or after age fifty-five (55), or other termination of employment pursuant to Section 8.1 shall be paid in a lump sum. A distribution from the Reynolds Stock Fund shall be made in the form of Company Stock unless the Participant (or his beneficiary in the case of his death) elects to have the distribution paid in cash; provided that any fractional shares shall always be paid in cash. If a Participant (or his beneficiary) fails to make an election regarding the distribution from the Reynolds Stock Fund by the Valuation Date as of which the payment is to be made, such distribution shall be made in the form of Company Stock. A distribution from the Balanced Investment Fund, the Diversified Equities Fund and/or the Interest Income Fund shall be paid in cash in a lump sum.
          9.2 Time of Payment. (a) Any distribution hereunder shall be made as soon as practicable after the Valuation Date following the event that gave rise to the distribution. Unless otherwise agreed to by the Participant, distributions under the Plan shall in no event be made later than sixty (60) days after the close of the Plan Year in which the Participant attains age sixty-five (65) or terminates his employment, whichever occurs later.
                (b) Notwithstanding the foregoing, if a Participant entitled to a distribution hereunder upon retirement or other termination of employment has not yet attained age sixty-five (65), then no distribution shall be made to the Participant under subsection (a) above without his written consent until the Participant attains age sixty-five
(65). So long as the Accrued Benefit continues to be held under the Plan, the following rules shall apply:
                (1) the Participant shall not be eligible to make any contributions under Section 3.1 or 3.2;
                (2) the Participant shall be eligible to make withdrawals in accordance with Sections 11.1, 11.2, 11.3 and 11.4, except that the rules of Sections 11.2 and 11.3 shall apply as if the Participant had attained age fifty-nine and one-half (59 1/2);
                (3) the Participant shall not be eligible for any loan under Section 11.6;
                (4) the Participant shall be eligible to make changes in investment elections for past contributions under Section 5.4; and
                (5) except to the extent the Participant makes withdrawals under subsection (2) above or changes investment elections under subsection (4) above, the Participant's Accrued Benefit shall be held in the Plan pursuant to the investment election in effect at the date of termination until the Participant (A) consents to the distribution, (B) dies, or (C) attains age sixty-five (65), whichever occurs earliest, at which time distribution of the full remaining Accrued Benefit shall be made pursuant to Sections 9.1, 9.2(a) and 9.2(d). So long as the Participant's Accrued Benefit is held in the Plan, applicable adjustments shall be made to his Participant Account each month pursuant to Article V.
                (c) Notwithstanding the foregoing, in no event shall a distribution from the Plan commence later than the April 1 following the Plan Year in which a Participant attains age seventy and one-half (70-1/2).
                (d) A beneficiary who is entitled to a distribution in accordance with Section 7.1 or 9.3 as a result of a Participant's death may elect to receive the distribution as of any subsequent Valuation Date; provided, however, that any such distribution shall be made no later than the end of the Plan Year following the Plan Year in which the Participant died. The beneficiary shall be entitled to receive the value of the Participant's Participant Account determined as of the Valuation Date coincident with or next following the beneficiary's election to receive the distribution (or as of the end of the Plan Year following the Plan Year in which the Participant died, if applicable). Likewise, the beneficiary shall receive a distribution from the Reynolds Stock Fund in the form of Company Stock unless the beneficiary elects cash by the same Valuation Date (or the end of the Plan Year, if applicable).
          9.3 Death of Participant Prior to Receiving Full Distribution. If a Participant dies either (a) while he is still employed by the Company or a member of the Controlled Group of Corporations, or (b) after having terminated his employment but prior to receiving a distribution of the full value of his Participant Account, then any distribution (or the remaining part thereof) that would otherwise have been made to the Participant shall be made to his beneficiary designated in accordance with Section 7.2. Distributions under this Section 9.3 upon the death of a Participant shall be made in accordance with Section 9.2(d).

                                 ARTICLE X
                           Withdrawals and Loans

          10.1 Participant After Tax Contributions. A Participant may elect, upon making application in accordance with procedures established by the Company, to withdraw a specific dollar amount or all of his After Tax Contribution Portion. Such withdrawals may be made no more frequently than once in any calendar quarter and shall be subject to the following limitations:
                (a) Amounts withdrawn shall be limited to the value of the Participant's After Tax Contribution Portion determined as of the Valuation Date coincident with or next following the day the application is processed. Any amounts withdrawn shall be paid in cash as soon as practicable after such Valuation Date.
                (b) The minimum amount that may be withdrawn is Two Hundred Fifty Dollars ($250), or, if less, the entire amount of the Participant's After Tax Contribution Portion.
                (c) In accordance with the rules contained in Section 10.4(b), a Participant electing to make a withdrawal under this
          Section 10.1 may designate as appropriate which Investment Fund or Funds will be charged with the withdrawn amount. If a valid designation is not made in a timely manner, then the withdrawal shall be made proportionally from each Investment Fund.
                (d) A Participant who elects to make a withdrawal of After Tax Contributions under this Section 10.1 during a calendar quarter may elect to withdraw Before Tax Contributions under
          Section 10.2 or Company Matching Contributions under Section 10.3 during the same calendar quarter only if the elections under Sections 10.1, 10.2, and/or 10.3 are made at the same time.
          10.2 Participant Before Tax Contributions. (a) Except as provided in Section 10.5 relating to hardship withdrawals, a Participant who is still employed by the Company or a member of the Controlled Group of Corporations shall have no right to withdraw any portion of his Before Tax Contribution Portion before he attains age fifty-nine and one-half (59-1/2).
                (b) A Participant who has attained age fifty-nine and one-half (59-1/2) may elect, upon making application in accordance with procedures established by the Company, to withdraw a specific dollar amount or all of his Before Tax Contribution Portion. Such withdrawals may be made no more frequently than once in any calendar quarter and shall be subject to the following limitations:
                (1) Amounts withdrawn shall be limited to the value of the Participant's Before Tax Contribution Portion determined as of the Valuation Date coincident with or next following the day the application is processed. Any amounts withdrawn shall be paid in cash as soon as practicable after such Valuation Date.
                (2) The minimum amount that may be withdrawn is Two Hundred Fifty Dollars ($250), or, if less, the entire amount of the Participant's Before Tax Contribution Portion.
                (3) In accordance with the rules contained in Section 10.4(b), a Participant electing to make a withdrawal under this
          Section 10.2 may designate as appropriate which Investment Fund or Funds will be charged with the withdrawn amount. If a valid designation is not made in a timely manner, then the withdrawal shall be made proportionally from each Investment Fund.
                (4) A Participant who elects to make a withdrawal of Before Tax Contributions under this Section 10.2 during a calendar quarter may elect to withdraw After Tax Contributions under Section 10.1 or Company Matching Contributions under
          Section 10.3 during the same calendar quarter only if the elections under Sections 10.1, 10.2, and/or 10.3 are made at the same time.
          10.3  Company Contributions.  (a)  Except as provided in Section
10.5 relating to hardship withdrawals, a Participant who is still employed by the Company or a member of the Controlled Group of Corporations shall have no right to withdraw any portion of his Company Matching Contribution Portion before he attains age fifty-nine and one-half (59-1/2).
                (b) A Participant who has attained age fifty-nine and one-half (59-1/2) may elect, upon making application in accordance with procedures established by the Company, to withdraw a specific dollar amount or all of his vested Company Matching Contribution Portion. Such withdrawals may be made no more frequently than once in any calendar quarter and shall be subject to the following limitations:
                (1) Amounts withdrawn shall be limited to the value of the Participant's Vested Company Matching Contribution Portion determined as of the Valuation Date coincident with or next following the day the application is processed. Any amounts withdrawn shall be paid in cash as soon as practicable after such Valuation Date.
                (2) The minimum amount that may be withdrawn is Two Hundred Fifty Dollars ($250), or, if less, the entire amount of the Participant's vested Company Matching Contribution Portion.
                (3) In accordance with the rules contained in Section 10.4(b), a Participant electing to make a withdrawal under this
          Section 10.3 may designate as appropriate which Investment Fund or Funds will be charged with the withdrawn amount. If a valid designation is not made in a timely manner, then the withdrawal shall be made proportionally from each Investment Fund.
                (4) A Participant who elects to make a withdrawal of Company Matching Contributions under this Section 10.3 during a calendar quarter may elect to withdraw After Tax Contributions under Section 10.1 or Before Tax Contributions under Section 10.2 during the same calendar quarter only if the elections under Sections 10.1, 10.2, and/or 10.3 are made at the same time.
          10.4 Rules Relating to Withdrawals. (a) A Participant requesting a withdrawal under Sections 10.1, 10.2 and/or 10.3 may designate whether the withdrawal is to be charged against (1) his After Tax Contribution Portion, (2) his Before Tax Contribution Portion if he is eligible for a withdrawal pursuant to Section 10.2, or (3) his Company Matching Contribution Portion if he is eligible for a withdrawal pursuant to Section 10.3, or any combination thereof. If a valid designation is not made in a timely manner, any amounts withdrawn shall be charged first against the Participant's After Tax Contribution Portion. If the value of the Participant's After Tax Contribution Portion is less than the amount to be withdrawn, such additional amounts as are necessary shall be charged against the Participant's Before Tax Contribution Portion if he is eligible for a withdrawal pursuant to Section 10.2. Lastly, any further amounts shall be charged against the Participant's Company Contribution Portion if he is eligible for a withdrawal pursuant to Section 10.3.
                (b) A Participant electing a withdrawal under Sections 10.1, 10.2 or 10.3 may designate which Investment Fund or Funds within each category will be charged with the withdrawal. If a valid designation is not made in a timely manner, then withdrawals from a category shall be made proportionally from each Investment Fund in that category.
          10.5 Hardship. (a) Notwithstanding the foregoing provisions in this Article X, a Participant may, in the event of hardship, be permitted subject to the restrictions below to withdraw all or a portion of his Participant Account. For purposes of this Section 10.5, effective July 1, 1994, the term "hardship" shall be limited to an immediate and heavy financial need of the Participant for one of the following reasons:
                (1) To pay the type of medical expenses that are eligible for a tax deduction (as described in Section 213(d) of the Internal Revenue Code, but without regard to whether such expenses may actually be deducted pursuant to Section 213(a) of the Internal Revenue Code) and that (A) have been previously incurred by the Participant, the Participant's spouse, or any dependent (as defined in Section 152 of the Internal Revenue
          Code) of the Participant, or (B) are necessary for these persons to obtain medical care described in Section 213(d) of the Internal Revenue Code.
                (2) To purchase (excluding mortgage payments) the Participant's principal residence.
                (3) To pay tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's spouse, or any dependent (as defined in Section 152 of the Internal Revenue Code) of the Participant.
                (4) To pay the necessary costs associated with the need to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence.
                (b) A Participant requesting a hardship withdrawal pursuant to this Section 10.5 shall be subject to the following restrictions and limitations in addition to any other applicable provisions of the Plan:
                (1) All ordinary withdrawals and loans available to a Participant under this Plan or any other qualified plan maintained by the Company or a member of the Controlled Group of Corporations must be exhausted before a hardship withdrawal under this Section 10.5 can be considered.
                (2) A Participant who receives a hardship withdrawal under this Section 10.5 will not be permitted to make any contributions to this Plan or to any other plan maintained by the Company or a member of the Controlled Group of Corporations for at least twelve (12) full calendar months after the withdrawal.
                (3) The Participant's before tax contributions in the calendar year of the hardship withdrawal to this Plan or any other qualified plan maintained by the Company or a member of the Controlled Group of Corporations plus any before tax contributions to any such plan in the following calendar year cannot together exceed the annual limit on before tax contributions established pursuant to Section 402(g)(5) of the Internal Revenue Code.
                 (c) A Participant shall request a withdrawal under this
Section 10.5 by making application in accordance with procedures established by the Company. The reason for and amount of the financial need must be documented with the appropriate supporting papers, such as a tuition bill, an uninsured medical bill, a contract to purchase a principal residence, or bills associated with construction costs of a principal residence. Only amounts pertinent to the four categories listed in subsection (a) above and in excess of those reimbursable or compensable by insurance or other sources shall be considered. In no event shall the amount of the withdrawal exceed the amount necessary to alleviate the hardship.
                (d) In the event of a withdrawal on account of hardship, the value of the Participant's Participant Account shall be determined as of the Valuation Date coincident with or next following the day the request for withdrawal is processed. Any amounts withdrawn shall be charged first against the Participant's After Tax Contribution Portion. If the value of the Participant's After Tax Contribution Portion is less than the amount to be withdrawn, such additional amounts as are necessary shall be charged to the Participant's Company Matching Contribution Portion. Lastly, any further amounts shall be charged against the Participant's Before Tax Contribution Portion; provided, however, that earnings on the Participant's Before Tax Contribution Portion after December 31, 1988 shall in no event be available for distribution pursuant to this Section 10.5. If applicable, the Participant may designate which Investment Fund or Funds within each category will be charged with the hardship withdrawal. If a valid designation is not made in a timely manner, then withdrawals from a category shall be made proportionally from each Investment Fund in that category. The amount withdrawn shall be paid as soon as practicable after the Valuation Date coincident with or next following the day the withdrawal is processed.
          10.6 Loans to Participants. A Participant may elect, upon making application in accordance with procedures established by the Company, to have the Trustee loan the Participant an amount specified by the Participant. In addition to such rules and regulations as the Company may establish, all loans shall comply with the following terms and conditions:
                (a) The minimum amount of any loan shall be One Thousand Dollars ($1,000).
                (b)  The maximum amount of any loan shall be the lesser of
          (1) Fifty Thousand Dollars ($50,000) or (2) one-half (1/2) of the total dollar value, as of the most recent Valuation Date preceding the effective date of the loan, of the Participant's Participant Account.
                (c) Each loan shall be supported by the borrower's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.
                (d) Each loan shall bear interest at a rate to be set by the Company and, in determining the interest rate, the Company shall take into consideration interest rates currently being charged in the open market. The Company shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates. Unless the Company acting by its Chief Executive Officer or his delegate directs otherwise, the interest rate for loans under this Section 10.6 shall be set each month at one percent (1.0%) above the prime rate established by The Chase Manhattan Bank, N.A. on the last day of the preceding month. The interest rate shall in any case remain fixed for the duration of the loan.
                (e) A Participant may have no more than one loan pursuant to this Section 10.6 outstanding at any one time.
                (f) No final distribution shall be made to any Participant or to a beneficiary of any Participant unless and until all unpaid loans, including accrued interest thereon, have been satisfied.
                (g) The amount of any loan shall be charged first against the Participant's After Tax Contribution Portion. If the value of the Participant's After Tax Contribution Portion is less than the amount to be loaned, such additional amounts as are necessary shall be charged to the Participant's Company Matching Contribution Portion. Lastly, any further amounts shall be charged against the Participant's Before Tax Contribution Portion. If applicable, the Participant may designate which Investment Fund or Funds within each category will be charged with the loan. If a valid designation is not made in a timely manner, then loans from a given category shall be made proportionally from each Investment Fund in that category. The amount loaned shall be paid to the Participant as soon as practicable after the Valuation Date coincident with or next following the effective date of the loan.
                (h) The period of repayment for any loan shall in no event be less than one (1) year nor more than five (5) years, except that if the Participant presents proof that the proceeds of the loan will be used exclusively for the acquisition of the principal residence of the Participant, then the period of repayment may extend for up to fifteen (15) years.
                (i) Except in the case of a Participant whose employment is terminated after the loan is made, repayment of a loan shall be made by means of weekly payroll deductions, and no loan may be prepaid during the first year. Prepayments by Participants after the first year shall be accepted only in the amount of the entire remaining unpaid balance of the loan, including accrued interest thereon.
                (j) Repayments shall be made first to that part of the loan charged to the Participant's Before Tax Contribution Portion; next, to that part of the loan charged to the Participant's Company Matching Contribution Portion; and finally, to that part of the loan charged to the Participant's After Tax Contribution Portion. The entire amount of the loan that came from each category, including interest, must be repaid before the next category is repaid.
                (k) Any amounts repaid shall be invested in the same manner as the Participant's current contributions are being invested as a result of the Participant's election pursuant to
          Section 4.1 or 4.2, as applicable. A Participant who is repaying a loan at a time when he is not making current contributions will have the right to direct where his repayments should be invested pursuant to elections under Sections 4.1 or 4.2 as if the repayments were contributions, subject to any applicable limitations. Until the Participant makes such an election, repayments shall be invested pursuant to his most recent election effective for his contributions.

                                ARTICLE XI
                              Administration

          11.1 Plan and Trust Administration. The Company acting through its Chief Executive Officer or his delegate shall administer the Plan and appoint and remove any Trustee and Investment Manager. The person or persons administering the Plan on behalf of the Company shall have all powers necessary for such purpose, including but not limited to the power and discretionary authority (a) to interpret and construe the terms of the Plan and (b) to determine eligibility for benefits and to compute the amount of the benefits payable. Participant applications and elections under the Plan shall be made in accordance with procedures prescribed for such purpose and shall be subject to such reasonable administrative rules as the Company deems necessary and desirable from time to time to insure the effective administration of the Plan and compliance with applicable law. Any such rules shall be clearly communicated to affected Employees and shall be administered in a uniform and nondiscriminatory manner for all similarly situated Employees. The Trustee shall have the responsibility for the administration and management of the Plan assets pursuant to the terms of this Plan and the Trust Agreement, except to the extent investment responsibility is given to an Investment Manager or retained by the Company. The Company, the Trustee and any Investment Manager may rely upon the direction, information, or actions of each other as being proper under this Plan, and are not required under this Plan to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that the Company, the Trustee and any Investment Manager shall be responsible for the proper exercise of their own powers, duties, responsibilities, and obligations under this Plan and shall not be responsible for any act or failure to act of each other, except to the extent required by law.
          11.2 Indemnification. The Company shall indemnify and save harmless any employee to whom fiduciary responsibilities are delegated under this Plan against any cost or expense (including attorney's fees) or liability (including any sum paid in settlement of a claim with approval of the Company) arising out of any act or omission to act, except in the case of willful misconduct.
          11.3 Expenses. All usual and reasonable administrative expenses of the Plan shall be paid by the Employers, except that investment-related fees and expenses, including Trustee and Investment Manager fees, shall be paid by the Trust Fund.

                                ARTICLE XII
                         Miscellaneous Provisions

          12.1 Exclusive Benefit. The assets of the Trust Fund shall be held for the exclusive purpose of paying benefits to Participants and beneficiaries and defraying reasonable expenses of administering the Plan; provided that, if any contribution (i) is made by an Employer by mistake of fact, (ii) is conditioned upon its deductibility by the Employer for income tax purposes and the deduction is disallowed, or (iii) is conditioned upon the qualification of the Plan under Section 401(a) of the Internal Revenue Code, and the Plan does not so qualify, nothing in the foregoing shall prohibit the return of such contribution within one (1) year of the payment of such contribution, the disallowance of the deduction, or the disqualification of the Plan, as the case may be.
          12.2 Plan Amendment or Termination. The Company acting through its Chief Executive Officer or his delegate reserves the right to amend, modify, suspend, or terminate the Plan at any time, provided that no amendment shall have the effect of diverting any portion of the Trust Fund to any purpose other than for the exclusive benefit of the Participants and beneficiaries. In the event of the termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan, the interest of Participants and their beneficiaries under the Plan to the extent funded shall be nonforfeitable.
          12.3 Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless immediately after such merger, consolidation, or transfer of assets, each Participant in the Plan would, if the Plan were then to terminate, receive a benefit not less than the benefit which he would have been entitled to receive immediately before such merger, consolidation, or transfer had the Plan then terminated.
          12.4 No Guarantee of Employment. Nothing in this Plan shall be construed to give any Employee a legal right to be retained in the employ of any Employer.
          12.5 No Alienation of Benefits. (a) Except as required by law, no benefit payable from this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void, and no benefit shall be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary, nor shall it be subject to attachment or legal process for or against such Participant or beneficiary.
                (b) The nonalienation provisions of subsection (a) above shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order," as that term is defined in Section 414(p) of the Internal Revenue Code. If the order is determined to be such a qualified domestic relations order pursuant to Section 414(p) of the Internal Revenue Code, payment of benefits under the Plan shall be in accordance with the applicable requirements of such order.
          12.6 Gender and Number. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.
          12.7 Claims Procedure. The Company shall establish a procedure for responding to claims for benefits payable under this Plan which shall meet the requirements of regulations prescribed under 29 CFR Sec. 2560.503-1.
          12.8 Nondiscriminatory Treatment. All Employees and Participants shall be treated in a uniform and nondiscriminatory manner with regard to every aspect of the Plan's operation.
          12.9 Virginia Law to Govern. All questions pertaining to the construction, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia, except as otherwise required by applicable federal law or the terms of the Plan.
          12.10 Unclaimed Benefits. Unless otherwise required by applicable law, if any amount due under the Plan to any individual cannot be paid within five (5) years after such amount first becomes payable because the identity or whereabouts of such individual cannot be ascertained by the end of such five-year period, then all amounts which would have been payable to such person shall be segregated by the Trustee and thereafter dealt with according to the laws of the Commonwealth of Virginia pertaining to abandoned intangible personal property held in a fiduciary capacity.
          12.11 Successor Employers. Any corporation into which the Company or an Associate may be merged or with which it may be consolidated, or any corporation succeeding to all or a substantial part of the business interests of the Company or an Associate, may become the Company or an Associate, as the case may be, hereunder if it elects to continue the Plan.

                               ARTICLE XIII
                        Top-Heavy Plan Requirements

          13.1 General Rule. For any Plan Year for which the Plan is a "top-heavy plan" as defined in Section 13.6, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:
                (a)  The vesting provisions of Section 13.2.
                (b)  The minimum contribution provisions of Section 13.3.
                (c)  The limitation on contributions set by Section 13.4.
          13.2 Vesting Provisions. Each Participant who has completed at least three (3) Years of Service and has completed an hour of service during any Plan Year in which the Plan is top-heavy shall have a one hundred percent (100%) nonforfeitable right to his benefit accrued under the Plan derived from Employer contributions.
                This provision shall apply without regard to contributions or benefits under Social Security or any other federal or state law.
          13.3 Minimum Contribution Provisions. Each Participant who (1) is a non-key employee, as defined in Section 13.8, and (2) is employed on the last day of the Plan Year, even if such individual has failed to complete one thousand (1,000) Hours of Service during such Plan Year or is excluded from the Plan for failing to make mandatory contributions to the Plan, shall be entitled to have contributions and forfeitures allocated to his account of not less than three percent (3%) (the "minimum contribution percentage") of the Participant's compensation.
                The minimum contribution percentage set forth above shall be reduced for any Plan Year for which the percentage at which contributions (including forfeitures) are made (or required to be made) under the Plan for the Plan Year for the key employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a key employee (as defined in Section 13.7 below) shall be determined by dividing the contributions (including forfeitures) made for such key employees by so much of his or her total compensation for the Plan Year as does not exceed Two Hundred Thousand Dollars ($200,000) (adjusted for changes in the cost of living as provided in Section 415(d) of the Internal Revenue Code).
                Contributions taken into account under the immediately preceding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an aggregation group (as defined in Section 13.6(c) below) but shall not include any plan required to be included in such aggregation group if such plan enables a defined contribution plan required to be included in such group to meet the requirements of the Internal Revenue Code prohibiting discrimination as to contributions or benefits in favor of employees who are highly-compensated or prescribing the minimum participation standards.
                Contributions taken into account under this Section 13.3 shall not include any contributions under the Social Security Act or any other federal or state law.
          13.4 Limitation on Contributions. In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants in the Plan, one of the two following provisions shall apply:
                (a) If for the Plan Year the Plan would not be a "top-heavy plan," as defined in Section 13.6, if "ninety percent (90%)" were substituted for "sixty percent (60%)," then Section
          13.3 shall apply for such Plan Year as if amended so that the words "four percent (4%)" were substituted for "three percent (3%)."
                (b) If for the Plan Year this Plan would continue to be a "top-heavy plan," as defined in Section 13.6, if "ninety percent (90%)" were substituted for "sixty percent (60%)," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated for purposes of Section 3.9 for the limitation year ending in such Plan Year by substituting "one (1.0)" for "one and one quarter (1.25)" in each place such figure appears, except with respect to any individual for whom there are no Employer contributions, forfeitures or voluntary nondeductible contributions allocated or any accruals for such individual under the defined benefit plan.
          13.5 Coordination with Other Plans. Even if another defined benefit plan or defined contribution plan maintained by an Employer provides contributions or benefits on behalf of Participants in this Plan, in the event this Plan is determined to be a top-heavy plan, any benefits payable or contributions made under any such other plan shall be disregarded in determining whether this Plan satisfies the vesting provisions of Section 13.2 and the minimum contribution provisions of
Section 13.3.
          13.6 Top-Heavy Plan Definition. This Plan shall be a "top-heavy plan" for any Plan Year if, as of the determination date, as defined in subsection (a) below, the aggregate of the accounts under the Plan for the Participants, including former Participants, who are key employees, as defined in Section 13.7, exceed sixty percent (60%) of the aggregate of the accounts under the Plan for all Participants, excluding former key employees, or if this Plan is required to be in an aggregation group, as defined in subsection (c) below, which for such Plan Year is a top-heavy group, as defined in subsection (d) below.
                (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year.
                (b) The present value shall be determined as of the most recent valuation date that is within the twelve (12) month period ending on the determination date and as described in the regulations prescribed pursuant to the Internal Revenue Code.
                (c) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.
                     (1) The group of plans that are required to be aggregated (the "required aggregation group") includes:
                     (i) Each plan of the Employer, as defined in Section 13.11, in which a key employee is a Participant, including collectively bargained plans, and
                     (ii) Each other plan, including collectively bargained plans, of the Employer, as defined in Section 13.11, which enables a plan in which a key employee is a Participant to meet the requirements of the Internal Revenue Code prohibiting discrimination as to contributions or benefits in favor of employees who are highly compensated or prescribing the minimum participation standards.
                     (2) The group of plans that are permitted to be aggregated, the "permissive aggregation group," includes the required aggregation group plus one or more plans of the Employer, as defined in Section 13.11, that is not part of the required aggregation group and that the Company certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to meet the requirements of the Internal Revenue Code prohibiting discrimination as to contributions or benefits in favor of employees who are highly compensated or prescribing the minimum participation standards.
                (d) "Top-heavy group" means the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of key employees under all defined contribution plans included in the aggregation group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former key employees, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former key employees, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.
                (e) In determining whether the Plan constitutes a "top-heavy plan," the Company shall make the following adjustments in connection therewith:
                     (1) When more than one (1) plan is aggregated, the Company shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.
                     (2) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five (5) year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to employees which represented the entire amount credited to their accounts under the applicable plan.
                     (3) Further, in making such determination such present value or such account shall include any rollover contribution (or similar transfer) as follows:
                     (i) If the rollover contribution (or similar transfer) is initiated by the employee and is made to or from a plan maintained by another Employer, as defined in
                Section 13.11, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983.
                     (ii) If the rollover contribution (or similar transfer) is not initiated by the employee or is made from a plan maintained by another Employer, as defined in
                Section 13.11, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.
                     (4) Further, in making such determination, in any case where an individual is a "non-key employee," as defined in Section 13.8, with respect to an applicable plan, but was a key employee with respect to such plan for any prior plan year, any accrued benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a key employee is deemed to be a key employee if he or she met the definition of key employee within any of the four (4) preceding Plan Years, this provision shall apply following the end of such period of time.
          13.7 Key Employee. The term "key employee" means any employee or former employee under the Plan who, at any time during the Plan Year containing the determination date or during any of the four (4) preceding Plan Years, is or was one of the following:
                (a) An officer of the Employer, as defined in Section 13.11, having annual compensation greater than one and one-half (1-1/2) times the dollar amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code. Whether an individual is an officer shall be determined by the Company on the basis of all of the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer.
                For any such Plan Year, there shall be treated as officers no more than the lesser of:
                     (1)   Fifty (50) employees or
                     (2) The greater of three (3) employees or ten percent (10%) of the employees.
                For this purpose, the highest paid officers shall be selected.
                (b) One (1) of the ten (10) employees owning, or considered as owning within the meaning of the constructive ownership rules of the Internal Revenue Code, the largest interests in the Employer, as defined in Section 13.11. An Employee who has some ownership interest is considered to be one
          (1) of the top ten (10) owners unless at least ten (10) other employees own a greater interest than that Employee. However, an Employee will not be considered a top ten (10) owner for a Plan Year if the Employee earns less than the maximum dollar limitation on contributions and other annual additions to a Participant's account in a defined contribution plan under the Internal Revenue Code as in effect for the calendar year in which the determination date falls.
                (c) Any person who owns, or is considered as owning within the meaning of the constructive ownership rules of the Internal Revenue Code, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the combined total voting power of all stock of the Employer.
                (d) A one percent (1%) owner of the Employer having annual compensation from the Employer of more than one hundred and fifty thousand dollars ($150,000).
                For purposes of this Section 13.7, compensation means all items includable as compensation for purposes of applying the limitations on contributions and other annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Internal Revenue Code.
                For purposes of this Section 13.7, a beneficiary of a key employee shall be treated as a key employee. For purposes of parts (c) and
(d) of this Section 13.7, each Employer is treated separately, without regard to the definition in Section 13.11, in determining ownership percentages, but in determining the amount of compensation, the definition of Employer in Section 13.11 shall be taken into account.
          13.8 Non-Key Employee. The term "non-key employee" means any employee and any beneficiary of an employee who is not a key employee.
          13.9 Distributions to Key Employees. Any other provision of this Plan to the contrary notwithstanding, the distribution of the entire interest in the Plan of each Participant who is or at any time has been a key employee shall commence no later than the end of the taxable year of the Participant in which the Participant attains age seventy and one-half (70-1/2).
          13.10 Collective Bargaining Rules.  The provisions of Sections
13.2 and 13.3 do not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of such sections has been agreed upon with the collective bargaining agent.
          13.11 Employer. The term "Employer" means the Employer as defined in Section 1.27 and any member of the Controlled Group of Corporations.
          13.12 Compensation. For purposes of these top-heavy provisions, including but not limited to the determination of the Participant's minimum benefit and the definition of key employee, the term "compensation" shall mean the compensation received by the Participant from the Employer as reported on Form W-2 for the calendar year that ends with the Plan Year in question.
          13.13 Present Value. For purposes of determining the present value of the accrued benefits of all defined benefit plans included in an aggregation group, the following actuarial assumptions shall be used: An interest rate of five percent (5%) and post-retirement mortality equal to the TPF&C Forecast Mortality Table with the ages of females set back six
(6) years. A Participant's spouse will be assumed to be the same age as the Participant for determining joint and survivor annuities. Proportional subsidies will be ignored when testing for top-heaviness in a defined benefit plan, while non-proportional subsidies will be considered.

          Executed and adopted effective July 1, 1994.



                                     REYNOLDS METALS COMPANY




                                     By: ___________________________
                                         Chief Executive Officer



                                 APPENDIX




NAME OF EMPLOYER:                     Reynolds Metals Company


CLASS OF EMPLOYEES ELIGIBLE TO        Hourly employees at the Eastman
BE COVERED:                           Architectural Products Plant


DATE AS OF WHICH THIS CLASS           August 1, 1990
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  60 days


DEFINITION OF COMPENSATION:           Straight-time hourly earnings for all
hours worked, including               shift differential and earnings for
vaca                                  tion, bereavement, and unworked
holiday.


DEFINITION OF TYPES OF                Profit Sharing Awards for 1990
ADDITIONAL COMPENSATION,              and future years
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             No
TO COMPANY MATCHING
CONTRIBUTIONS?



                                 APPENDIX




NAME OF EMPLOYER:                     Reynolds Metals Company


CLASS OF EMPLOYEES ELIGIBLE TO        Non-union hourly employees of
BE COVERED:                           Reynolds Aluminum Supply Company
                                      in Charlotte, Cincinnati, Cleveland,
Ft. Lauderdale,                       Orlando, Phoenix,
                                      Wallingford, Newark


DATE AS OF WHICH THIS CLASS           September 1, 1990
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  60 days


DEFINITION OF COMPENSATION:           Straight-time hourly earnings for all
                                      hours worked, including shift
                                      differential and earnings for
                                      vacation, bereavement, and unworked
                                      holiday.


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION, IF
ANY, AND EFFECTIVE DATE OF
THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             No
TO COMPANY MATCHING
CONTRIBUTIONS?

                                 APPENDIX




NAME OF EMPLOYER:                     Bakers Choice Products, Inc.


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried and hourly
BE COVERED:


DATE AS OF WHICH THIS CLASS           February 1, 1990
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Straight-time earnings for all hours
                                      worked, including shift differential
                                      and earnings for vacation,
                                      bereavement, unworked holiday and
                                      guaranteed portions of reporting pay
                                      and call out pay.


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION,
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?

                                 APPENDIX




NAME OF EMPLOYER:                     Mt. Vernon Plastics Corporation


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried and hourly
BE COVERED:


DATE AS OF WHICH THIS CLASS           February 1, 1990
OF EMPLOYEES IS FIRST
ELIGIBLE TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Straight-time earnings for all hours
                                      worked, including shift differential
                                      and earnings for vacation,
                                      bereavement, unworked holiday and
                                      guaranteed portions of reporting pay
                                      and call out pay.


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION,
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?


                                 APPENDIX




NAME OF EMPLOYER:                     El Campo Aluminum Company


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried
BE COVERED:


DATE AS OF WHICH THIS CLASS           September 1, 1990
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                Profit Sharing Awards for 1990
ADDITIONAL COMPENSATION,              and future years.
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?



                                 APPENDIX




NAME OF EMPLOYER:                     Southern Reclamation Company, Inc.


CLASS OF EMPLOYEES ELIGIBLE           Salaried
TO BE COVERED:


DATE AS OF WHICH THIS CLASS           March 1, 1991
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                Profit sharing awards for 1991
ADDITIONAL COMPENSATION,              and future years
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?



                                 APPENDIX




NAME OF EMPLOYER:                     Alreco Metals, Inc.


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried
BE COVERED:


DATE AS OF WHICH THIS CLASS           March 1, 1991
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one Year
of Service

DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                Profit sharing awards for 1991 and
ADDITIONAL COMPENSATION,              future years
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?

                                 APPENDIX



NAME OF EMPLOYER:                     Hanover Manufacturing Corporation


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried
BE COVERED:


DATE AS OF WHICH THIS CLASS           November 1, 1991
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION,
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?

                                 APPENDIX




NAME OF EMPLOYER:                     RAMCO Manufacturing Company


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried
BE COVERED:


DATE AS OF WHICH THIS CLASS           July 1, 1993
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one
                                      Year of Service


DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION,
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?




                                 APPENDIX




NAME OF EMPLOYER:                     Green Construction & Mining
                                      Corporation


CLASS OF EMPLOYEES ELIGIBLE TO        Salaried
BE COVERED:


DATE AS OF WHICH THIS CLASS           April 1, 1994
OF EMPLOYEES IS FIRST ELIGIBLE
TO BE COVERED:


PROBATIONARY PERIOD:                  For purposes of this Plan, one Year
                                      of Service.  For any employee who is
                                      employed as of April 1, 1994, prior
                                      service with Green Mining Company
                                      will be considered service with the
                                      Employer for purposes of determining
                                      a Year of Service under the Plan.


DEFINITION OF COMPENSATION:           Basic monthly earnings


DEFINITION OF TYPES OF                None
ADDITIONAL COMPENSATION,
IF ANY, AND EFFECTIVE
DATE OF THIS DEFINITION:


ARE PARTICIPANTS ENTITLED             Yes
TO COMPANY MATCHING
CONTRIBUTIONS?